     As filed with the Securities and Exchange Commission on February 20, 1998
                                                    Registration No. 333-39891
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------

                               POST-EFFECTIVE
                               AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           -----------------------

                           PEREGRINE SYSTEMS, INC.
            (Exact name of Registrant as specified in its charter)

                           -----------------------

           Delaware                         7372                   95-3773312
(state or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number)    Identification
                                                                    Number)

                           Peregrine Systems, Inc.
                            12670 High Bluff Drive
                         San Diego, California 92130
                                (619) 481-5000
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            -----------------------

                               Richard T. Nelson
                      VICE PRESIDENT AND GENERAL COUNSEL
                            Peregrine Systems, Inc.
                            12670 High Bluff Drive
                         San Diego, California 92130
                                (619) 481-5000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                 COPIES TO:
                           Douglas H. Collom, Esq.
                          Robert F. Kornegay, Esq.
                            Mark B. Baudler, Esq.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                             Palo Alto, CA 94304
                                (415) 493-9300

                             -----------------------

           APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC:
                              November 21, 1997

                               -----------------------

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
       Rule 415 under the Securities Act of 1933, check the following box. /X/
             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
       If this form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                               -----------------------



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

                                  SUPPLEMENTAL NOTE

    On November 19, 1997, the Registrant filed its Registration Statement on Form S-1 (File No. 333-39891) covering 1,301,419 shares of the Registrant's Common Stock (the "Shares") to be sold by certain stockholders of the Company (the "Selling Stockholders"). Under a Declaration of Registration Rights, dated September 19, 1997, the Registrant had agreed, as a covenant to the Selling Stockholders in connection with the Registrant's acquisition of United Software, Inc., to register the Shares and maintain the effectiveness of such Registration Statement for a period of at least 90 days (the "Effective Period").

    On November 21, 1997, the Commission declared the Registration Statement effective.

    Pursuant to the Registrant's undertaking under Item 512(a)(3) of Regulation S-K in connection with the Registration Statement, Registrant agreed to remove from registration by means of a post-effective amendment any of the Shares registered which remained unsold at the termination of the offering.

    The Effective Period terminated on February 19, 1998.

    Accordingly, the Registrant hereby de-registers an aggregate of 426,184 shares of its Common Stock registered pursuant to the Registration Statement, which were not sold during the Effective Period.

                                  SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post- Effective Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 19th day of February 1998.

                            PEREGRINE SYSTEMS, INC.

                            By:  /S/ STEVEN P. GARDNER
                                 ------------------------------
                                       Steven P. Gardner
                                  Executive Vice President and
                                 Acting Chief Executive Officer



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED


                Signature                                Title                              Date
-------------------------------------- --------------------------------------------     ------------
/S/  STEVEN P. GARDNER                 Executive Vice President and                     February 19, 1998
                                       Acting Chief Executive Officer
-------------------------------------- (Principal Executive Officer)
    (Steven P. Gardner)

/S/  DAVID A. FARLEY                   Chief Financial Officer (Principal Financial     February 19, 1998
-------------------------------------- and Accounting Officer) and Director
    (David A. Farley)

/S/  JOHN J. MOORES*                   Chairman of the Board of Directors               February 19, 1998
--------------------------------------
    (John J. Moores)

/S/  CHRISTOPHER A. COLE*              Director                                         February 19, 1998
--------------------------------------
    (Christopher A. Cole)

/S/  RICHARD A. HOSLEY II*             Director                                         February 19, 1998
--------------------------------------
    (Richard A. Hosley II)

/S/  CHARLES E. NOELL III*             Director                                         February 19, 1998
--------------------------------------
    (Charles E. Noell)

/S/  NORRIS VAN DEN BERG*              Director                                         February 19, 1998
--------------------------------------
    (Norris van den Berg)


*BY: /S/ DAVID A. FARLEY
--------------------------------------
        (David A. Farley)
         Attorney-in Fact